Exhibit 99.1
                                                               NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

CONTACTS:
Michael Doyle
Vice President and Chief Financial Officer

MDoyle@EasyLink.com
800-828-7115

                  EASYLINK REPORTS THIRD QUARTER 2006 RESULTS

PISCATAWAY, N.J. - November 2, 2006. EasyLink Services Corporation (NASDAQ:
EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic processes, reported financial results for the third quarter ended September 30, 2006.

Revenues for the third quarter of 2006 were $18.7 million as compared to $18.9 million for the second quarter of 2006 and $19.7 million for the third quarter of 2005. Revenues for the second and third quarters of 2006 included approximately $0.1 million and $0.7 million, respectively, related to a previously announced software licensing arrangement. Gross margin was 63% in the third quarter of 2006 as compared to 58% in the second quarter of 2006 and 59% in the third quarter of 2005. Gross margin for the third quarter of 2006 included approximately $0.5 million of credits from telecommunications carriers and the expected refund of Federal excise taxes previously paid. Excluding the impact of these credit adjustments, gross margin improved 3 percentage points to 61% for the quarter as we begin to realize the benefits of the consolidation of our facilities to our Piscataway, NJ headquarters. Loss from continuing operations was $431,000 or approximately $.04 per share for the third quarter of 2006 as compared to a net loss of $89,000, or $.00 per share for the second quarter of 2006 and net income of $344,000 or $.04 per share for the third quarter of 2005. All of the per share amounts have been adjusted to reflect the Company's 1 for 5 reverse stock split completed on August 28, 2006.

The loss from continuing operations for the third quarter includes approximately $0.5 million in interest expense consisting of termination fees and the expensing of deferred costs associated with our previous lender upon the refinancing of our debt with CAPCO. Net income for the third quarter of $0.5 million includes $0.9 million from discontinued operations for the reversal of the accrual related to litigation associated with the Company's former India.com business. The US District Court for the Southern District of New York ruled in favor of the Company and denied the defendant's appeal on this matter.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization from continuing operations ("EBITDA") of $1.3 million in the third quarter of 2006, as compared to EBITDA in the second quarter of 2006 of $941,000 and EBITDA in the third quarter of 2005 of $1.9 million. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, together with reconciliation to net income or loss for all periods presented, is attached. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt, and its capacity to make new investments in its services.


The Company's cash and cash equivalents balance of $6.2 million at the end of the third quarter remained relatively unchanged from the $6.3 million balances at June 30, 2006 and December 31, 2005. Net cash from operating activities amounted to $1.2 million for the current quarter and $1.9 million for the nine months ended September 30, 2006.

Thomas Murawski, Chairman, President and Chief Executive Officer of EasyLink, said, "Third quarter results demonstrated continuing growth in our Transaction Management Services (TMS) business. TMS revenue grew sequentially by over 20% to just over $5.9 million for the quarter, on the strength of the one-time software sale to a Fortune 20 company. Excluding the one time sale, TMS revenue grew just under $0.4 million or 8%, which was less than we expected. Revenue in the quarter was unfavorably impacted by implementation delays from already contracted deals with large corporations. We experience this from time to time, typically on large projects where customers introduce delays due to resource contention, greater than anticipated project complexity or integration issues on their end. We also expect some of these delays to continue into the fourth quarter. It's important to note that we have not lost the customers but rather have delayed the revenue based on revised implementation schedules. On the expense side, we are beginning to see the benefits of our cost reduction programs in improving gross margins and we expect the improving trend to continue. Operating expenses however, were unfavorably impacted on two fronts; legal expenses related to the patent infringement lawsuit initiated by Dynamic Depth which we expect to continue into the fourth quarter and increased sales and marketing spending, which will not repeat in the next quarter".

Murawski added "In this report we have also begun to separately break out EDI revenues, a Transaction Delivery Service used by companies to send and receive commercial transactions such as purchase orders, invoices and shipping information electronically. As we have mentioned previously, EDI, has delivered stable revenues and strong contribution margins over the past several years. We expect EDI to be relatively stable this year, in spite of the fact that we recently lost one of our largest EDI customers as a result of a merger with a company who owned a competing EDI provider. Going forward, we will break out EDI revenues in our quarterly reports to provide greater visibility into our revenue dynamics which show our combined TMS growth business and a stable EDI business already larger than a declining TDS legacy business".

For the third quarter of 2006 in comparison to the second quarter of 2006 and the third quarter of 2005, revenues (in thousands) for the Company's services were as follows:

                                                               %                                   %
                      3rd Quarter       2nd Quarter        Increase/        3rd Quarter        Increase/
                           2006              2006          (Decrease)           2005          (Decrease)
                      --------------    ------------       ----------     ----- --------      ----------

TMS                  $     5,927        $    4,912           20.7%         $     4,513           31.3%
TDS - EDI            $     4,480        $    4,712           (4.9%)        $     4,578           (2.1%)
TDS - Other          $     8,282        $    9,228          (10.3%)        $    10,610          (21.9%)
                         -------           -------          -------             ------         -------
                     $    18,689        $   18,852           (0.9%)        $    19,701           (5.1%)

This table has been changed from prior quarters to provide greater investor visibility into the dynamics of EasyLink's Transaction Delivery Services (TDS) business, which is comprised of a stable EDI business and declining Telex, E-Mail, and Text-to-Fax businesses.

Business Outlook

The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

For the fourth quarter EasyLink expects:

o Revenues in the range of $17.6 to $18.1 million with TMS revenues in the range of $5.3 to $5.4 million, EDI revenue in the range of $4.3 to $4.4 million and TDS revenues in the range of $8.0 to $8.3 million.

o        Earnings in the range of break even to a net loss of $.04 per share.

For the year 2006:

o        Revenues are expected to be approximately $74 million.

o Earnings are expected to be in the range of breakeven to a net loss of $.04 per share.


Quarterly Conference Call

EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/340-8363 and the reservation number is 9165505. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through11:00 p.m. EST November 24. You can also access the replay by calling 800/642-1687 and entering the reservation number 9165505.


About EasyLink Services Corporation
EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; and significant competition. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

                          EasyLink Services Corporation

                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                                                 SEPT. 30, 2006        DEC. 31, 2005
                                                                                   (UNAUDITED)

ASSETS
   Cash and cash equivalents                                                          $ 6,172             $ 6,282
   Accounts receivable, net                                                            10,829              11,416
   Other current assets                                                                 2,798               2,653
                                                                                      -------             -------
        Total current assets                                                           19,799              20,351

   Property and equipment, net                                                          9,577              10,252
   Goodwill and other intangible assets, net                                           11,911              12,477
   Other assets                                                                           221                 895
                                                                                      -------             -------

   Total assets                                                                       $41,508             $43,975
                                                                                      =======             =======

LIABILITIES AND STOCKHOLDERS' EQUITY
   Accounts payable                                                                   $ 5,320             $ 6,464
   Accrued expenses                                                                     9,756              10,432
   Loans and notes payable                                                              5,421              10,550
   Other current liabilities                                                            1,315               2,395
                                                                                      -------             -------
        Total current liabilities                                                      21,812              29,841

  Long term liabilities                                                                 1,388               1,753
                                                                                      -------             -------

  TOTAL LIABILITIES                                                                    23,200              31,594

  TOTAL STOCKHOLDERS' EQUITY                                                           18,308              12,381
                                                                                      -------              ------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                          $41,508             $43,975
                                                                                      ========            =======

                 -Statements of operations and cash flow follow-

                          EasyLink Services Corporation
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                   (Unaudited)

                                                                                   THREE MONTHS ENDED SEPT. 30,
                                                                                  -------------------------------
                                                                                    2006                   2005
                                                                                  --------               --------
Revenues                                                                          $ 18,689               $ 19,701

Cost of revenues                                                                     6,872                  8,169
                                                                                  --------               --------

Gross profit                                                                        11,817                 11,532

Operating expenses:
     Sales and marketing                                                             4,698                  4,732
     General and administrative                                                      4,925                  5,206
     Product development                                                             1,775                  1,696
     Amortization of other intangibles                                                  43                    517
     Loss on sale of fax businesses                                                     --                    250
                                                                                  --------               --------

          Total operating expenses                                                  11,441                 12,401
                                                                                  --------               --------

Income (loss) from operations                                                          376                   (869)

Other income (expense), net                                                           (523)                 1,148
                                                                                  --------               --------

Income (loss) before income taxes                                                     (147)                   279

Provision (credit) for income taxes                                                    284                    (65)
                                                                                  --------               --------

Income (loss) from continuing operations                                              (431)                   344

Income from discontinued operations                                                    928                     --
                                                                                  --------               --------

Net income                                                                        $    497               $    344
                                                                                  ========               ========

Net income per share:
Basic and diluted income (loss) per share
     from continuing operations                                                   $  (0.04)                $ 0.04
Basic and diluted income per share
     from discontinued operations                                                 $   0.08                 $   --
                                                                                  --------               --------

Basic and diluted net income per share                                            $   0.04               $   0.04
                                                                                  ========               ========

Weighted average basic shares outstanding*                                          10,919                  8,975
                                                                                  ========               ========


Weighted average diluted shares outstanding*                                        10,930                  9,007
                                                                                  ========               ========

*Adjusted for 1 for 5 reverse stock split.

                          EasyLink Services Corporation
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                  (Unaudited)

                                                                                      NINE MONTHS ENDED SEPT. 30,
                                                                                     ------------------------------
                                                                                       2006                  2005
                                                                                     --------              --------

Revenues                                                                             $ 56,001              $ 60,149

Cost of revenues                                                                       22,230                22,925
                                                                                     --------              --------

Gross profit                                                                           33,771                37,224

Operating expenses:
     Sales and marketing                                                               13,757                14,726
     General and administrative                                                        14,316                15,390
     Product development                                                                5,258                 5,094
     Separation agreement costs                                                           ---                 2,312
     Amortization of other intangibles                                                    444                 1,551
     Loss on sale of fax businesses                                                       ---                   250
                                                                                     --------              --------
          Total operating expenses                                                     33,775                39,323
                                                                                     --------              --------

Loss from operations                                                                      (4)                (2,099)

Other income (expense), net                                                             (881)                   507
                                                                                     --------              --------

Loss before income taxes                                                                (885)                (1,592)

Provision for income taxes                                                                11                     40
                                                                                     --------              --------

Loss from continuing operations                                                         (896)                (1,632)

Income from discontinued operations                                                      928                    --
                                                                                     --------              --------

Net income (loss)                                                                    $    32              $  (1,632)
                                                                                     ========             =========

Net income (loss) per share:
Basic and diluted loss per share from
     continuing operations                                                          $  (0.09)              $  (0.18)
Basic and diluted income per share from
     discontinued operations                                                            0.09                    --
                                                                                     --------              --------

Basic and diluted net income (loss) per share                                        $  0.00               $  (0.18)
                                                                                     =======               ========

Weighted average basic shares outstanding*                                            10,163                  8,906
                                                                                     =======               ========


Weighted average diluted shares outstanding*                                          10,183                  8,906
                                                                                     =======               ========

* Adjusted for 1 for 5 reverse stock split.

                          EasyLink Services Corporation
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)
                                   (Unaudited)

                                                                                       NINE MONTHS ENDED SEPT. 30,
                                                                                       ---------------------------
                                                                                         2006               2005
                                                                                         ----               ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                 $ 32           $  (1,632)
Adjustments to reconcile net loss to net cash provided by
operating activities:
   Income from discontinued operation-reversal of litigation reserve                     (928)                ---
   Depreciation                                                                         2,127               2,426
   Amortization of intangible assets                                                      566               1,762
   Loss on sale of marketable securities                                                  ---                 469
   Loss on sale of fax businesses                                                         ---                 250
   Issuance of shares as matching contributions to employee benefit plans                 345                 374
   Separation agreement costs                                                             ---               2,312
   Gain on sale of domain names repurchase agreement                                      ---              (1,907)
   Debt termination fee                                                                   300
   Other                                                                                  337                 112
Changes in operating assets and liabilities:
   Accounts receivable, net                                                               782                 305
   Prepaid expenses and other assets                                                      611                 201
   Accounts payable, accrued expenses and other liabilities                            (2,297)             (4,214)
                                                                                      -------             -------
NET CASH PROVIDED BY OPERATING ACTIVITIES-CONTINUING OPERATIONS                         1,875                 458

NET CASH PROVIDED BY OPERATING ACTIVITIES-DISCONTINUED OPERATIONS                         ---                 400
                                                                                      -------             -------

NET CASH PROVIDED BY OPERATING ACTIVITIES                                               1,875                 858
                                                                                      -------             -------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                    (1,558)             (3,798)
Proceeds from sale of marketable securities                                               ---               1,021
Proceeds from domain names repurchase agreement                                           ---                 830
Cash paid from Quickstream acquisition                                                    ---                (342)
                                                                                      -------             -------
NET CASH USED IN INVESTING ACTIVITIES                                                  (1,558)             (2,289)
                                                                                      -------             -------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of loan advances                                                              13,700               1,900
Payment of loan advances                                                               (9,229)               (950)
Debt termination fee and deferred debt issuance costs                                    (645)                ---
Principal payments of note payable                                                     (9,600)             (3,225)
Proceeds from issuance of stock                                                         5,405                  96
Other                                                                                     (42)               (324)
                                                                                      -------             -------

NET CASH USED IN FINANCING ACTIVITIES                                                    (411)             (2,503)
                                                                                      -------             -------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                      (16)                101
                                                                                      -------             -------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (110)             (3,833)

Cash and cash equivalents at beginning of the period                                    6,282              12,216
                                                                                      -------             -------

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD                                        $ 6,172             $ 8,383
                                                                                      =======             =======


                          EasyLink Services Corporation
            Reconciliation of Non GAAP Financial Information to GAAP
                                 (in thousands)

                                                                                THREE MONTHS ENDED SEPT. 30,
                                                                               ------------------------------
                                                                                 2006                  2005
                                                                               --------               -------
Income (loss) from continuing operations                                        $ (431)                $  344
Add:
Depreciation                                                                       706                    712
Amortization of intangible assets                                                   81                    580
Interest expense, net                                                              638                    306
Income taxes (credits)                                                             284                    (65)
                                                                               --------               -------

EBITDA                                                                           1,278                  1,877

Less:
Interest expense, net                                                              638                    306
Income taxes  (credits)                                                            284                    (65)

Add (subtract):
       Other non-cash items                                                        674                   (883)
       Changes in operating assets and liabilities                                 202                    453
                                                                               --------               -------

Net cash provided by continuing operations                                     $ 1,232                $ 1,206
                                                                               ========               =======

                                                                                   NINE MONTHS ENDED SEPT. 30,
                                                                                --------------------------------
                                                                                 2006                 2005
                                                                               --------               -------
Loss from continuing operations                                                 $ (896)              $ (1,632)

Add:
Depreciation                                                                     2,127                  2,426
Amortization of intangible assets                                                  566                  1,762
Interest expense, net                                                            1,172                    911
Income taxes (credits)                                                              11                     40
                                                                               --------               -------

EBITDA                                                                           2,980                  3,507

Less:
Interest expense, net                                                            1,172                    911
Income taxes  (credits)                                                             11                     40

Add (subtract):
       Other non-cash items                                                        982                  1,610
       Changes in operating assets and liabilities                                (904)                (3,708)
                                                                               --------               -------

Net cash provided by continuing operations                                     $ 1,875                $   458
                                                                               ========               =======